EXHIBIT 12

                         SIDLEY AUSTIN BROWN & WOOD LLP


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         CHICAGO                                       875 THIRD AVENUE                                  BEIJING
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         SEATTLE                                                                                        SINGAPORE
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     WASHINGTON, D.C.                                                                                     TOKYO





                                                                                                         May 20, 2002


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Merrill Lynch Large Cap Series Funds, Inc., on behalf of
Merrill Lynch Large Cap Growth Fund
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Merrill Lynch Premier Growth Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Merrill Lynch Mid Cap Growth Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Merrill Lynch Large Cap Series Trust, on behalf of
Merrill Lynch Large Cap Growth Portfolio
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Master Premier Growth Trust
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Master Mid Cap Growth Trust
800 Scudders Mill Road
Plainsboro, New Jersey 08536

            Re: Reorganization of Merrill Lynch Large Cap Growth Fund, Merrill Lynch Premier Growth Fund, Inc. and Merrill Lynch Mid Cap Growth Fund, Inc.
                  ----------------------------------------------------------

Ladies and Gentlemen:

     You have requested our opinion as to certain Federal income tax consequences of a reorganization which will result in the acquisition of the assets and assumption of the liabilities


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of each of Merrill Lynch Premier Growth Fund, Inc. and Merrill Lynch Mid Cap
Growth Fund, Inc. (together "Target Funds" and individually, a "Target Fund") by Merrill Lynch Large Cap Growth Fund ("Acquiring Fund"), a series of Merrill Lynch Large Cap Series Funds, Inc., and the issuance of Acquiring Fund common stock to each Target Fund for distribution to such Target Fund's stockholders ("Reorganization"). Acquiring Fund and the Target Funds are organized in master/feeder structures as "feeder" funds that invest all of their respective assets in a corresponding master trust ("Target Master" or "Acquiring Master", as the context requires) which has an investment objective identical to the feeder fund. The Reorganization will comprise (i) the acquisition of the assets and assumption of the liabilities of each Target Master by the corresponding Target Fund in exchange for all of the beneficial interests in the Target Master owned by such Target Fund, (ii) the acquisition of the assets and assumption of the liabilities of each Target Fund by Acquiring Master solely in exchange for an equal aggregate value of beneficial interests in Acquiring Master, (iii) the acquisition of the assets and assumption of the liabilities of each Target Fund (consisting of beneficial interests in Acquiring Master) by Acquiring Fund in exchange for Acquiring Fund shares, and
(iv) the subsequent distribution by each Target Fund of Acquiring Fund shares to its stockholders in liquidation. After the Reorganization, each Target Master and each Target Fund will cease operations, will have no assets remaining and will have final Federal and state (if any) tax returns filed on its behalf. Each Target Fund will have all of its shares cancelled and its incorporation terminated under Maryland law, and each Target Master will, likewise, have its organization terminated under Delaware law.

     This opinion letter is furnished pursuant to (i) the sections entitled "The Reorganization--Terms of the Agreement and Plan of Reorganization--Required Approvals" and "--Amendments and Conditions" in the Joint Proxy Statement and Prospectus, dated February 17, 2002 and (ii) Sections 12(f) and 13(g) of the Agreement and Plan of Reorganization dated February 15, 2002, by and among Merrill Lynch Premier Growth Fund, Inc., Master Premier Growth Trust, Merrill Lynch Mid Cap Growth Fund, Inc., Master Mid Cap Growth Trust, Master Large Cap Series Trust and Merrill Lynch Large Cap Series Funds, Inc. (the "Plan") as a condition of closing. All terms used herein, unless otherwise defined, are used as defined in the Plan.

     In rendering our opinion, we have reviewed and relied upon (a) the Plan,
(b) the Registration Statement on Form N-14 (File No. 333-77042) under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, and a copy of the Joint Proxy Statement and Prospectus and the Statement of Additional Information as filed under Rule 488 under the 1933 Act and supplemented under Rule 497 under the 1933 Act (collectively, the "N-14 Registration Statement") by Merrill Lynch Large Cap Series Funds, Inc. with the Securities and Exchange Commission, and (c) certain representations concerning the Reorganization made by the Target and Acquiring Funds and Target and Acquiring Masters in letters dated May 20, 2002 (the "Representations").

     Based upon current law, including cases and administrative interpretations thereof and on the reviewed materials listed above, it is our opinion that:


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     1. Pursuant to Treasury Regulation section 301.7701-3(b)(1), the existence of each Target Master as an entity independent of its respective Target Fund is disregarded for Federal income tax purposes and, therefore, the transfer of each Target Master's assets and liabilities to the corresponding Target Fund in exchange for all of its Target Master beneficial interests will have no Federal income tax consequences.

     2. Under Section 721 of the Code, neither Acquiring Master, Acquiring Fund, nor any Target Fund will recognize gain or loss on the transfer by a Target Fund of Target Master assets to Acquiring Master.

     3. Under Section 722 of the Code, each Target Fund's tax basis in the Acquiring Master beneficial interests received in exchange for the contributed Target Master assets will equal its basis in the assets transferred.

     4. Under Section 723 of the Code, the tax basis of the contributed Target Master assets in the hands of Acquiring Master will be the same as their tax basis in the hands of the transferring Target Fund.

     5. In accordance with Section 1223 of the Code, each Target Fund's holding period in the Acquiring Master beneficial interests received in exchange for the contributed Target Master assets will include its holding period for the assets transferred.

     6. In accordance with Section 1223 of the Code, Acquiring Master's holding period for the Target Master assets received from each Target Fund will include the Target Fund's holding period for such assets

     7. The transfer of substantially all of the assets of each Target Fund to Acquiring Master in exchange for Acquiring Master beneficial interests, the simultaneous transfer of all of the assets of each Target Fund (consisting of beneficial interests of Acquiring Master) to Acquiring Fund in exchange for shares of common stock of Acquiring Fund, and the distribution of Acquiring Fund shares of common stock to Target Fund stockholders in exchange for their Target Fund shares will constitute a reorganization within the meaning of
Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and Acquiring Fund and each Target Fund will be a "party" to a reorganization within the meaning of Section 368(b) of the Code.

     8. In accordance with Section 361 of the Code, no Target Fund will recognize gain or loss either on the transfer of substantially all of its assets (consisting of Acquiring Master beneficial interests) to Acquiring Fund in exchange solely for voting shares of Acquiring Fund or on the distribution of the Acquiring Fund shares received to its stockholders.

     9. Under Section 1032 of the Code, Acquiring Fund will recognize no gain or loss on the receipt of Target Fund assets (consisting of beneficial interests of Acquiring Master) in exchange for its shares.


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     10. In accordance with Section 354(a)(1) of the Code, Target Fund stockholders will not recognize gain or loss on the exchange of their shares for shares of Acquiring Fund.

     11. The basis of the Target Fund assets (consisting of beneficial interests of Acquiring Master) received by Acquiring Fund will be the same as the basis of such assets to the Target Fund immediately before the Reorganization under Section 362(b) of the Code.

     12. Under Section 358 of the Code, the basis of the Acquiring Fund shares received by Target Fund stockholders (including fractional shares to which they may be entitled) will be the same as the basis of the Target Fund shares exchanged pursuant to the Reorganization.

     13. Under Section 1223 of the Code, the holding period of the Acquiring Fund shares received by Target Fund stockholders in the Reorganization (including fractional shares to which they may be entitled) will include the holding period of the Target Fund shares exchanged therefor, provided that such shares were held as a capital asset on the date of the Reorganization.

     14. The holding period of the assets received by Acquiring Fund from each Target Fund (consisting of beneficial interests of Acquiring Master) will include the period during which such assets were held by the respective Target Fund under Section 1223 of the Code.

     15. Pursuant to Section 381(a) of the Code and Section 1.381(a)-1 of the Income Tax Regulations, Acquiring Fund will succeed to and take into account the items of each Target Fund described in Section 381(c) of the Code, subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder. Under Section 381(b), the tax year of each Target Fund will end on the date of the Reorganization.

     Our opinion represents our best legal judgment as to the proper Federal income tax treatment of the Reorganization, based on the facts contained in the Plan, the N-14 Registration Statement and the Representations. Our opinion assumes the accuracy of the facts as described in the Plan, the N-14 Registration Statement and the Representations and could be affected if any of the facts as so described are inaccurate.

     We are furnishing this opinion letter to the addressees hereof, solely for the benefit of such addressees in connection with the Reorganization. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                Very truly yours,

                                /S/ SIDLEY AUSTIN BROWN & WOOD